SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

April 25, 2007

FALCON NATURAL GAS CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50229	88-0471263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Westchase Center, 2500 City West Blvd, Suite 300, Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 267-2240

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2007, (the "Transaction Data"), Falcon Natural Gas Corporation, a Nevada corporation (the “Company”) entered into that certain Amendment No. 1 to Convertible Debenture and Securities Purchase Agreement (the “Amendment”) with Cornell Capital Partners, LP (“Cornell”, and together with the Company, the “Parties”) pursuant to which the Parties agreed to amend that certain Securities Purchase Agreement, dated January 29, 2007, by and between the Parties (the “SPA”) and that certain Convertible Debenture (the “Debenture”), dated January 29, 2007, issued by the Company to Cornell in the original principal amount of Six Hundred Thousand Dollars ($600,000). Pursuant to the Amendment: (a) the Company acknowledged that it is not currently in compliance with its obligations under the SPA and the Debenture with respect to the timely filing by the Company of its reports with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Default”), including the filing of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 (its “10-KSB”); (b) Cornell has agreed to waive on a one-time basis the Default and has further agreed to forbear from exercising its rights and remedies under the SPA and the Debenture and the other transaction documents executed in connection therewith so long as the Company files its 10-KSB on or before May 15, 2007 and (c) the Parties agreed to the provision by Cornell to the Company of an additional Fifty-Five Thousand Five Hundred Fifty-Five Dollars ($55,555) in financing pursuant to the same terms as provided in the SPA and the Debenture.  Such additional amount was funded on the Transaction Date and included, directly out of the proceeds of such funding, the payment by the Company to Cornell of a fee equal to Five Thousand Five Hundred Fifty-Five Dollars ($5,555).  A copy of the Amendment is provided herewith as Exhibit 10.1.

Item 3.02 Unregistered Sale of Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibit No. Description:

Exhibit	Description	Location
Exhibit 10.1	Amendment No. 1 to Convertible Debenture and Securities Purchase Agreement, by and between Falcon Gas Corporation and Cornell Capital Partners, LP	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2007	Falcon Natural Gas Corp.

By: /s/ Saul S. Deutsch
Name: Saul S. Deutsch
Title: Chief Financial Officer